EXHIBIT 99.2 Disclaimer This presentation contains “forward-looking” statements based on the beliefs and assumptions of CoreWeave, Inc. (the “Company” or “we”) and on information currently available to the Company. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the future of the Company’s business or financial performance, including expectations regarding revenue, remaining performance obligations, cost of revenue, operating margin, operating expenses, and the ability to achieve and maintain future profitability, anticipated events and trends, particularly as they relate to AI compute, potential growth and expansion plans and opportunities, competitive position, technological and market trends, industry environment, potential market and revenue opportunities, the Company’s ability to successfully consummate the offering of the notes, relationships with third parties, including business partners and suppliers, the expected timing for completion, benefits, and impacts of the Company's recent acquisition of Weights & Biases, Inc., access to alternative financing structures, macroeconomic conditions and other future conditions. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and the Recipient should not place undue reliance on these forward- looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in these forward-looking statements. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation. In addition, this presentation contains certain projected financial information with respect to the Company’s future results. Such projected financial information was not prepared with a view to public disclosure or compliance with the guidelines established by the Public Company Accounting Oversight Board, published guidance or rules of the United States Securities and Exchange Commission (the SEC ) or U.S. generally accepted accounting principles ( GAAP ). Such projected financial information constitutes forward‐looking information, is presented for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The projected financial information is based on estimates and assumptions that the management of the Company believed to be reasonable at the time they were made and that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, that could cause actual results to differ materially from the projected financial information. The projected financial information also does not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared and is subject to risks, uncertainties, and other factors, including those described in the sections titled “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025. Further, the projected financial information relates to future years and such information by its nature becomes less predictive with each succeeding day. The inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. This presentation also includes certain financial measures not presented in accordance with GAAP, including Adjusted EBITDA. Such non-GAAP measures are used by management in making operating decisions, allocating financial resources, and for internal planning and forecasting and business strategy purposes. The non-GAAP measures included in this presentation have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP measures presented by other companies. The Company’s presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results will be unaffected by other unusual or non-recurring items. Please refer to the documents filed by the Company with the SEC for more information with respect to the Company’s use of non-GAAP financial measures, including reconciliations thereof. Please refer to the Appendix for a reconciliation of each non-GAAP financial measure presented herein to the most directly comparable financial measure stated in accordance with GAAP. 1

Company Overview 2 2

Cloud Platform CoreWeave: The AI Hyperscaler Purpose-Built Cloud Platform for AI Workloads Among First-to-Market with Highly Performant Infrastructure at Scale Software Differentiation at Multiple Layers of Our Technology Stack Serving Some of the World’s Leading AI Labs and AI Enterprises Operating at the Bleeding-Edge of Technology Systematic Approach to Financing at Scale 3

Parallelized Workloads are Fundamentally Different Today’s traditional cloud compute platforms are not optimized for the parallelized workloads of AI Serialized Workloads Parallelized Workloads SaaS Generative and VFX and High-Frequency Website Hosting Databases Email Systems Drug Discovery Applications Agentic AI Rendering Trading Single Chip Failure Single Chip Failure If… If… Simple Tasks Offloaded to Other Processors Entire Job Fails, Massive Waste of Compute Resources Then Then 4

AI Workloads Require a New Architecture Generalized Cloud Computing Platform Limitations of Generalized Clouds for AI Applications Limited system visibility can prevent effective monitoring Observability of critical health and performance metrics General purpose services degrade performance and Kubernetes and Other Managed Services are typically not required for AI Virtual Machine (Apps, bins, and libraries stored within) General purpose services and layers of abstraction not required for AI and can degrade Hypervisor performance Operating System (Host OS) Hardware (Bare Metal) Legacy hardware architecture generally does not deliver required performance Legacy data centers often cannot accommodate power and cooling requirements Data Centers 5

Ability to Build Infrastructure in Highly Performant Configurations Quickly and Efficiently (1) (1) Growth in GPUs Online Growth in Active Power Among the First-to-Market with Latest Infrastructure ~420MW >250K GB200 Q1’25 2024 ~360MW 2024 H200 >53K ~70MW 2023 2023 >17K ~10MW H100 2022 2022 Notes: (1) 2022, 2023, and 2024 values as of December 31 of stated year. Q1’25 value as of March 31, 2025 6

(1) Our Geographically Distributed Footprint (1) Mar-25 33 data centers ~420 MW active power (2) Dec-24 32 data centers ~360 MW active power (3) Dec-23 10 data centers ~70 MW active power (4) Dec-22 3 data centers ~10 MW active power Technologies to maximize Broad geographical Systematized processes and Cutting-edge High-speed rack Embedded security footprint minimizing end Massive scale modular deployments liquid cooling technology interconnects density user latency Our Data Center Approach is Purpose-Built for AI Notes: (1) Figures as of March 31, 2025 (2) Figures as of December 31, 2024 (3) Figures as of December 31, 2023 (4) Figures as of December 31, 2022 7

Supplemental Information

($ mm)	3/31/25 Amount	As Adjusted[1] Amount	As Further Adjusted[1] Amount
Cash & cash equivalents	$1,276	$3,668	$4,701
$1,500mm Revolving Credit Facility	50	450	—
2024 Term Loan Facility	1,000	—	—
DDTL-1 Debt	1,898	1,783	1,783
DDTL-2 Debt	4,386	4,954	4,954
OEM Vendor Financing	1,225	1,536	1,536
9.250% Senior Notes due 2030	—	2,000	2,000
New Senior Unsecured Notes due 2031	—	—	1,500
Total Debt	**$8,559**	**$10,722**	**$11,772**
1Q'25 LTM Net Loss	**$(1,049)**		
1Q'25 LTM Adj. EBITDA[2]	**$1,721**		

	Projected Financial Information	
($ mm)	Projected Amount	xEBITDA
Projected financial information		
Projected Total Net Debt[3][4]	$17,284	3.0x
Projected Total Net Secured Debt[3][4]	$13,784	2.4x
1Q'25 LTM Run-Rate Adj. EBITDA[3][5]	$5,777	

Notes:

1) As adjusted reflects (i) $68 million of additional cash proceeds from issuance of 1,760,000 shares of Class A common stock upon exercise of IPO over-allotment option, (ii) $444 million of additional cash from additional RCF borrowing (after deducting $6 million of estimated fees and expenses), (iii) use of $1,000 million of cash to repay in full the 2024 Term Loan Facility, (iv) $1,970 million of additional cash on hand from the net proceeds from the offering of the 2030 Notes after deducting $30 million of estimated fees and expenses in connection with the offering, (v) approximately $559 million of additional cash from DDTL-2 borrowings and related liquidity reserve, (vi) $256 million of additional cash on hand as a result of the termination of a cash deposit agreement with a data center and cloud infrastructure service provider and the associated cancellation of a letter of credit provided to such service provider and (vii) $99 million of cash equivalents represented by the sale in June 2025 of common stock warrants issued to the Company by a data center and cloud infrastructure service provider in connection with a data center lease. As further adjusted reflects (i) $1,470 million of additional cash on hand from the net proceeds from the offering of the notes after deducting $30 million of estimated fees and expenses in connection with the offering and (ii) the repayment of $450 million of outstanding indebtedness under the Revolving Credit Facility with proceeds from the offering of the notes for illustrative purposes.
2) LTM Adj. EBITDA is a non-GAAP measures. See reconciliation from GAAP to non-GAAP measures provided in the next slide.
3) LTM Run-Rate Adj. EBITDA, projected total net debt and projected total net secured debt are forward-looking statements and projections, are subject to risks and uncertainties and should not be relied upon as statements of fact or predictions of future events. See "Disclaimer."
4) Projected total net debt and projected total net secured debt, represents as further adjusted total debt of approximately $11.8 billion or as further adjusted total secured debt of approximately $8.3 billion, as applicable, *plus* $8.8 billion of secured debt projected in good faith by the Company to be required to service contracts included in the LTM Run-Rate Adj. EBITDA calculation for the period indicated *less* approximately $3.3 billion of projected cash and cash equivalents.
5) Includes Q1'25 LTM Adj. EBITDA of $1,721 million *and* $4,056 million of reasonably estimated identifiable "run-rate" profits (calculated on a pre-tax basis) projected to be earned from contracts within 24 months of the entry into such contracts as permitted under certain of the Company's debt instruments and estimated cost savings related to the acquisition of Core Scientific. We expect to realize cost savings primarily related to lease savings. We cannot assure you that the acquisition of Core Scientific will be consummated within the anticipated timeframe or at all. A delay in completing or failure to complete the acquisition of Core Scientific could cause us to not achieve the anticipated synergies described herein. Our ability to realize the anticipated synergies and benefits of the acquisition of Core Scientific is subject to a number of risks and uncertainties, many of which are outside of our control.

8

Reconciliation We define Adjusted EBITDA as net loss, excluding (i) depreciation and amortization, (ii) interest expense, net, (iii) stock-based compensation, (iv) provision for (benefit from) income taxes, (v) acquisition related costs, (vi) other expense (income), net, and (vii) (gain) loss on fair value adjustments. The following table presents a reconciliation of net loss, the most directly comparable financial measures stated in accordance with GAAP, to Adjusted EBITDA for each of the periods presented. $000s, FYE 12/31 Q2’24 Q3’24 Q4’24 Q1’25 LTM Q1’25 Net loss $ (323,021) $ (359,807) $ (51,372) $ (314,641) $ (1,048,841) Depreciation and amortization 164,460 254,024 365,419 443,497 1,227,400 Interest expense, net 66,766 104,375 149,027 263,835 584,003 Stock-based compensation 7,660 7,617 8,021 183,973 207,271 Provision for (benefit from) income taxes 40,151 41,659 22,038 46,036 149,884 Acquisition related costs - - - 6,130 6,130 (36,597) Other (expense), income net (16,406) (10,244) (14,084) 4,137 (1) (Gain) loss on fair value adjustments 310,231 341,133 7,065 (26,837) 631,592 Adjusted EBITDA $ 249,841 $ 378,757 $ 486,114 $ 606,130 $ 1,720,842 Notes: (1) Represents adjustments related to recording our derivative liabilities at fair value at the end of each reporting period for our 2021 Convertible Senior Secured Notes, warrant liabilities related to our 2022 Senior Secured Notes, and the fair value remeasurement of the option liability in connection with our Series B convertible preferred stock financing. Refer to Note 3. Fair Value Measurements to our consolidated financial statements included in the S-1 Registration Statement and Note 3. Fair Value Measurements to our consolidated financial statements included in the Q1 2025 10-Q for additional information 9